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                                                                      EXHIBIT 21

                         CAREER EDUCATION CORPORATION
                                 SUBSIDIARIES

                                                            Jurisdiction
          Subsidiary                                       of Incorporation
          ----------                                       ----------------

CEC Management, Inc.                                          Illinois

Market Direct, Inc.,                                          Illinois
  d/b/a Market Direct

Al Collins Graphic Design School, Ltd.,                       Delaware
  d/b/a Al Collins Graphic Design School

Allentown Business School, Ltd.,                              Delaware
  d/b/a Allentown Business School

Brooks College, Ltd.,                                         Delaware
  d/b/a Brooks College

Brown Institute, Ltd.,                                        Delaware
  d/b/a Brown Institute

International Academy of Merchandising & Design, Ltd.,        Illinois
  d/b/a IAMD Chicago

International Academy of Merchandising & Design, Inc.,        Florida
  d/b/a IAMD-Tampa

IAMD, Limited (holding company)                               Delaware

International Academy of Design - Toronto,                    Ontario
  d/b/a IAOD-Toronto

International Academy of Design - Montreal,                   Quebec
  d/b/a IAOD-Montreal

International Academy of Merchandising and Design,            Ontario
(Canada), Ltd.

The Katharine Gibbs School of Norwalk, Inc.,                  Connecticut
  d/b/a Gibbs College

K-III KG Corporation - Massachusetts,                         Massachusetts
  d/b/a Katharine Gibbs School-Massachusetts

The Katharine Gibbs School of Montclair, Inc.,                New Jersey
  d/b/a Katharine Gibbs School-Montclair

The Katharine Gibbs School of Piscataway, Inc.,               New Jersey
  d/b/a Katharine Gibbs School-Piscataway

The Katharine Gibbs Corporation - Melville,                   New York
  d/b/a Katharine Gibbs School-Melville

The Katharine Gibbs Corporation - New York,                   New York
  d/b/a Katharine Gibbs School-New York

The Katharine Gibbs School of Providence, Inc.,               Rhode Island
  d/b/a Katharine Gibbs School-Providence

The Katharine Gibbs Schools, Inc.                             Delaware
School of Computer Technology, Inc.,
  d/b/a Computer Tech & International Culinary Academy

Western Culinary Institute, Inc.,                             Delaware
  d/b/a Western Culinary Institute